Exhibit 99.3

CONSENT OF OLIVER WYMAN CONSULTING (SHANGHAI) LIMITED

Oliver Wyman Consulting (Shanghai) Limited hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “CHINA ONLINE CONSUMER FINANCE — MARKET OVERVIEW AND PERSPECTIVES” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of 360 Finance, Inc. (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”).  We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

/s/ Cliff Sheng
Name:	Cliff Sheng
Title:	Partner
Oliver Wyman Consulting (Shanghai) Limited
Room 3708-10
The Center
989 Changle Road
Xuhui District
Shanghai

August 30, 2018